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                                                                    EXHIBIT 4.16

                              CERTIFICATE OF TRUST

                                       OF

                     CONTINENTAL AIRLINES FINANCE TRUST III

         This Certificate of Trust is being executed as of October 18, 2001 for the purpose of creating a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Act").

         The undersigned hereby certify as follows:

         1. Name: The name of the business trust is Continental Airlines Finance Trust III (the "Trust").

         2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                           Bank One Delaware, Inc.
                           3 Christiana Center
                           201 North Walnut Street
                           Wilmington, Delaware 19801

         3. Effective. The Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.


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         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                         bank one Delaware, inc.,
                                         as Delaware Trustee


                                         By:      /s/ Sandra L. Caruba
                                              ----------------------------------
                                              Name:      Sandra L. Caruba
                                              Title:     Vice President


                                                  /s/ Jacques Lapointe
                                              ----------------------------------
                                                Jacques Lapointe, as Trustee


                                                  /s/ Jeffrey J. Misner
                                              ----------------------------------
                                                Jeffrey J. Misner, as Trustee




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